MARK COHEN C.P.A.

1772 East Trafalgar Circle

Hollywood, FL 33020

(954) 922-6042

________________________________________________________________________

June 29, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

I have read Item 4 of Form 8-K dated June 29, 2004, of Interactive Multimedia Network, Inc. and I am in agreement with the statements contained in Item 4(a) therein.  I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Mark Cohen

Mark Cohen, C.P.A.